Exhibit 2

                              RULES AND REGULATIONS

                                       of

                           TIAA Separate Account VA-1

                           Amended as of July 25, 1994

                              RULES AND REGULATIONS

                                       of

                           TIAA Separate Account VA-1



Article I - GENERAL............................................................1
      Section 1.01 -- Name.....................................................1
      Section 1.02 -- Office...................................................1
      Section 1.03 -- Purpose..................................................1
      Section 1.04 -- Status under the Act.....................................2

Article II - UNITS OF BENEFICIAL INTEREST......................................3
      Section 2.01 -- General..................................................3
      Section 2.02 -- Segregation of Assets among Subaccounts..................4
      Section 2.03 -- Insulation between Subaccounts...........................5
      Section 2.04 -- Liquidation Preferences among Subaccounts................6

Article III - CONTRACTOWNERS...................................................7
      Section 3.01 -- Definition...............................................7
      Section 3.02 -- Voting Rights and Meetings...............................7
      Section 3.03 -- Place of Meetings........................................8
      Section 3.04 -- Fixing of Record Date....................................8
      Section 3.05 -- Notice of Meetings.......................................9
      Section 3.06 -- Proxies.................................................10
      Section 3.07 -- Quorum..................................................11
      Section 3.08 -- Proper Matters for Action by
                      Contractowners..........................................13
      Section 3.09 -- Number of Votes Sufficient to Take or
                      Authorize Action........................................14
      Section 3.10 -- Dollar-Weighted Voting..................................16
      Section 3.11 -- Order of Business and Presiding Officer.................16
      Section 3.12 -- Action without a Meeting................................17

Article IV - MANAGEMENT COMMITTEE.............................................17
      Section 4.01 -- General.................................................17
      Section 4.02 -- Composition.............................................18
      Section 4.03 -- Term of Office..........................................19
      Section 4.04 -- Election of Managers by the
                      Contractowners..........................................19
      Section 4.05 -- Regular Meetings........................................19


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      Section 4.06 -- Special Meetings........................................20
      Section 4.07 -- Notice of Meetings......................................20
      Section 4.08 -- Quorum..................................................21
      Section 4.09 -- Action Without a Meeting................................22
      Section 4.10 -- Meeting by Conference Telephone.........................22
      Section 4.11 -- Chairman................................................23
      Section 4.12 -- Removal of Managers.....................................23
      Section 4.13 -- Resignation of Managers.................................25
      Section 4.14 -- Vacancies and Newly Created
                      Managerships ...........................................25
      Section 4.15 -- Powers and Duties of the Committee......................27
      Section 4.16 -- Executive Committee and Other Subcommittees.............30

Article V - OFFICERS..........................................................32
      Section 5.01 -- Selection...............................................32
      Section 5.02 -- Term of Office..........................................32
      Section 5.03 -- Powers and Duties.......................................33

Article VI - INVESTMENT POLICIES..............................................33

Article VII - CUSTODY OF ASSETS...............................................34

Article VIII - VALUATION OF ASSETS............................................35
      Section 8.01 -- General.................................................35
      Section 8.02 -- Suspension of Determination of Value....................36
      Section 8.03 -- Computation of Net Assets...............................36
      Section 8.04 -- The Separate Account's Assets...........................36
      Section 8.05 -- Valuation of Assets.....................................37
      Section 8.06 -- The Separate Account's Liabilities......................37
      Section 8.07 -- Determination Binding...................................38

Article IX - REMUNERATION.....................................................39

Article X- INDEMNIFICATION....................................................40
      Section 10.01 -- Persons Indemnified....................................40
      Section 10.02 -- Disabling Conduct......................................41
      Section 10.03 -- Determination..........................................41
      Section 10.04 -- Expenses Prior to Determination........................43
      Section 10.05 -- Provisions Not Exclusive...............................44
      Section 10.06 -- General................................................44

Article XI - FISCAL YEAR......................................................45


                                       ii
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Article XII - REPORTS.........................................................45

Article XIII - AMENDMENTS.....................................................45

                              RULES AND REGULATIONS

                                       of

                           TIAA Separate Account VA-1

                           Amended as of July 25, 1994


                                    Article I

                                    GENERAL

            Section 1.01 -- Name. The name of this separate account shall be TIAA Separate Account VA-1 (the "Separate Account"). The name of the Separate Account has been selected by and belongs to Teachers Insurance and Annuity Association of America (the "Company").

            Section 1.02 -- Office. The principal office of the Separate Account shall be at 730 Third Avenue, New York, New York 10017-3206.

            Section 1.03 -- Purpose. (a) The Separate Account is a separate account of the Company established by a resolution of the Board of Trustees of the Company on February 16, 1994,


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pursuant to the provisions of Section 4240 of the New York Insurance Law. Its
purpose is to provide a segregated investment account in which assets are set aside, separate and apart from the other assets of the Company, and held for the benefit of owners of, and persons entitled to payment under, variable annuity contracts and other agreements (collectively the "Contracts") which are funded through the Separate Account and issued by the Company. The value of a Contract varies in accordance with the investment results of the Separate Account.

            (b) As provided in the Contracts, the assets of the Separate Account, other than those which the Company is entitled to withdraw from time to time under applicable state law, shall be held and applied to meet the obligations (including expenses) of, and to provide benefits under, the Contracts. The management of the assets of the Separate Account will be in accordance with applicable state law and in a manner as may be required to comply with the requirements of the Investment Company Act of 1940, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

            Section 1.04 -- Status under the Act. (a) The Account may be registered as an open-end management investment company under the Act. Such registration may be terminated, however, if


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and to the extent permitted by law; or the Separate Account may be reorganized and registered as a unit investment trust under the Act, in each case with the approval (if required by the Act) of the Contractowners, as provided in Article III of these Rules and Regulations.

            (b) Any question of interpretation of any term or provisions of these Rules and Regulations having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to the corresponding term or provision of the Act and to any definition thereof in the Act or to judicial interpretations thereof, if any, or, in the absence of any controlling judicial decisions, to rules, regulations, or orders of the SEC validly issued pursuant to the Act.


                                   Article II
                          UNITS OF BENEFICIAL INTEREST

            Section 2.01 -- General. (a) Interests in the Separate Account shall take the form of units of beneficial interest ("Units"). Each Unit shall be valued in the manner described in Article VIII of these Rules and Regulations. All


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Units represent an equal proportionate interest in the net assets of the
Separate Account (subject to the liabilities of the Separate Account), and each Unit in the Separate Account shall be equal to each other Unit in the Separate Account, except as provided in paragraph (c) of this Section 2.01 in the event of creation of Subaccounts.

            (b) The Management Committee, as described in Section 4.01 of these Rules and Regulations, shall have the authority to establish two or more Subaccounts within the Separate Account, each issuing its own Units with a distinct value. Each Subaccount will have its own investment objective and policies. Any reference in these Rules and Regulations to the Separate Account shall also refer to any Subaccount thereof where the context so requires.

            (c) Within each Subaccount, all Units represent an equal proportionate interest in the net assets of that Subaccount (subject to the liabilities of that Subaccount), and each Unit in a particular Subaccount shall be equal to each other Unit in that Subaccount.

            Section 2.02 -- Segregation of Assets among Subaccounts. All net purchase payments received by the Separate


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Account in exchange for the crediting of Units in a particular Subaccount, together with all assets in which such net purchase payments are invested and reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from the reinvestment of such proceeds, shall constitute the assets of that Subaccount, in contrast to other Subaccounts (subject only to the rights of creditors of that Subaccount). The Management Committee shall determine the allocation of the assets of the Separate Account to a given Subaccount.

            Section 2.03 -- Insulation between Subaccounts. The assets of a particular Subaccount shall be charged only with the liabilities of the Separate Account in respect of that Subaccount and only with all expenses, costs, charges, and reserves attributable to that Subaccount. No Subaccount shall be charged with the liabilities of the Separate Account arising from any other Subaccount or with the expenses, costs, charges, and reserves attributable to any other Subaccount. Such liabilities, expenses, costs, charges, and reserves, together with any liabilities allocated to that Subaccount, in contrast to other


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Subaccounts, shall constitute the liabilities of that Subaccount. The Management
Committee shall determine the allocation of the liabilities of the Separate Account to a given Subaccount.

            Section 2.04 -- Liquidation Preferences among Subaccounts. (a) In the event of any liquidation, dissolution, or winding up (whether voluntary or involuntary) of the Company or of the Separate Account, the Contractowners whose Contracts are credited with Units in a particular Subaccount shall be entitled to receive an amount equal to the aggregate accumulated values of their Contracts in that Subaccount before any distribution of assets allocated to the Subaccount is made to any other Contractowners.

            (b) If, upon any such liquidation, dissolution, or winding up, the net asset value allocated to a particular Subaccount is insufficient to permit payment to Contractowners of the full amount of the aggregate accumulated values of all Contracts credited with Units in that Subaccount, then the net asset value allocated to that Subaccount shall be paid to such Contractowners in proportion to the relative accumulated values attributable to the Contracts of each such Contractowner. If, upon any such liquidation, dissolution, or winding up, the net


                                      - 6 -
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asset value allocated to any Subaccount exceeds the aggregate accumulated values of all Contracts credited with Units in that Subaccount, the excess shall be paid to the Company.


                                   Article III
                                 CONTRACTOWNERS

            Section 3.01 -- Definition. For purposes of these Rules and Regulations, the Contractowner shall be the person identified on TIAA's records as the owner of the Contract. Where the context so requires, "Contractowner" shall also include the person who, as contributor of initial capital of the Separate Account, holds Units in the Separate Account.

            Section 3.02 -- Voting Rights and Meetings. (a) Contractowners are entitled to vote their Units in the Separate Account that fund the outstanding Contracts.

            (b) The Separate Account is not required to hold an annual meeting of Contractowners in any year in which the election of members of the Management Committee by the Contractowners is not required by the Act.


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
            (c) Meetings of Contractowners may be called by a majority of the members of the Management Committee then holding office, including a majority of the members of the Management Committee who are not "interested persons" of the Separate Account or of the Company as that term is defined in the Act. Business transacted at any meeting of Contractowners shall be limited to the purposes stated in the notice of meeting.

            Section 3.03 -- Place of Meetings. Meetings of Contractowners shall be held at the principal office of the Separate Account or at any other place within the United States as shall be designated from time to time by the Management Committee and stated in the notice of meeting or in a duly executed waiver of notice thereof.

            Section 3.04 -- Fixing of Record Date. The Management Committee shall fix in advance a date as a record date for the determination of the Contractowners entitled to notice of or to vote at any meeting of Contractowners or any adjournment thereof, provided that such record date shall be not more than fifty (50) nor less than ten (10) days before the date of such meeting of Contractowners. Only such Contractowners as shall be owners of


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record on the record date so fixed shall be entitled to notice of such meeting or adjournment and shall be entitled to vote thereat. For purposes of determining the Contractowners entitled to notice of or to vote at any meeting of Contractowners, the person shown in the records of the Company as the "owner" of such contract shall be regarded as the Contractowner.

            Section 3.05 -- Notice of Meetings. (a) The Management Committee shall cause notice of the place, the date and hour, and the purpose or purposes of each meeting of Contractowners to be mailed not more than fifty (50) nor less than ten (10) days before the date of the meeting, to each Contractowner entitled to vote at such meeting, at his or her address as it appears in the records of the Company at the time of such mailing. Unless an adjournment is for more than thirty (30) days or a new record date is fixed, notice of adjournment of a meeting of Contractowners to another time or place need not be given if such time and place are announced at such meeting.

            (b) No notice of the place, the date and hour, or the purpose or purposes of any meeting of Contractowners need be given to any Contractowner who attends in person or is represented by proxy or to any Contractowner who, in a writing


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
executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. Waivers of notice need not state the purpose or purposes of such meeting.

            Section 3.06 -- Proxies. (a) A Contractowner entitled to vote on a matter may vote either in person or by proxy duly executed in writing by the Contractowner or his duly authorized attorney-in-fact. A proxy for any meeting shall be valid for any adjournment of such meeting, but no proxy shall be valid after eleven (11) months from its date of execution, unless otherwise provided in the proxy. The Company will furnish to the Contractowner (or mail in accordance with his or her instructions) proxy materials necessary to permit the Contractowner to cast votes, and each Contractowner entitled to vote on a matter will receive a statement of the number of votes, including fractional votes, attributable to his or her beneficial interest in the net asset value of each Subaccount affected by such matter and stating his or her right to vote with respect to such beneficial interest.

            (b) At all meetings of Contractowners, all questions relating to the qualification of Contractowners, the validity of


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proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

            Section 3.07 -- Quorum. (a) In general, the presence in person or by proxy of the holders of ten percent (10%) of the votes entitled to be cast at a meeting of Contractowners shall constitute a quorum for the transaction of business at any such meeting, except as otherwise provided by law or these Rules and Regulations. Notwithstanding the foregoing and except as otherwise required by applicable law or these Rules and Regulations, where the holders of Units in any Subaccount are entitled or required to vote as a distinct class (an "individual class") or where the holders of Units in any two or more (but not all) Subaccounts are entitled or required to vote as a distinct class (a "combined class"), the presence in person or by proxy of the holders of ten percent (10%) of the votes of such individual class or combined class, as the case may be, entitled to be cast at any meeting shall constitute a quorum for the transaction of business via such a vote.

            (b) If the vote of "a majority of the outstanding voting securities," as that term is used in the Act, is required for any action to be taken on any matter brought before the


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meeting, the presence in person or by proxy of the holders of fifty percent
(50%) of all votes entitled to be cast at a meeting of Contractowners shall constitute a quorum for the transaction of business via such a vote.

            (c) If a quorum with respect to the Separate Account, an individual class, or a combined class, as the case may be, is not present in person or by proxy at any meeting of Contractowners, the holders of a majority of the votes of the Separate Account, such individual class, or such combined class, as the case may be, present in person or by proxy and entitled to vote at such meeting may, without further notice, adjourn the same from time to time as to the Separate Account, such individual class, or such combined class, as the case may be, until a requisite quorum for such meeting shall be present. The absence from any meeting of the holders of the requisite number of votes of the Separate Account, any individual class, or any combined class, as the case may be, that may be required by applicable law or these Rules and Regulations for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that may properly come before the meeting if there shall be present thereat, in person or by proxy, holders


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of the number of votes required for action in respect of such other matter or matters.

            Section 3.08 -- Proper Matters for Action by Contractowners. Subject to applicable law, the Contractowners shall have authority, at any meeting, to:

      (a) elect members of the Management Committee and fill vacancies therein when such action is required under applicable law or requested by the Management Committee;

      (b) remove any member of the Management Committee or any officer elected or appointed by the Management Committee;

      (c) ratify the selection of an independent public accountant for the Separate Account, and terminate the employment of that independent public accountant;

      (d) approve the adoption, amendment, termination, or, in the absence of approval by the Management Committee, continuance of an agreement providing investment advisory services to the Separate Account;


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      (e)   authorize changes, proposed by the Management Committee, in the fundamental investment policies of the Separate Account or any Subaccount; and

      (f) approve any acts, transactions, or other agreements that may be submitted to a vote of Contractowners by the Management Committee.

Action with respect to at least the matters referred to in paragraphs (a), (c), and (d) of this Section 3.08 will be taken at the first meeting of Contractowners or of such other persons entitled to vote with respect to the Separate Account.

            Section 3.09 -- Number of Votes Sufficient to Take or Authorize Action. (a) Except as otherwise specifically provided in these Rules and Regulations or as required by the provisions of the Act, all matters shall be decided by a vote of the majority of the votes validly cast.

            (b) Matters required, by applicable law or as otherwise determined by the Management Committee, to be approved by "a majority of the outstanding voting securities" of the Separate Account shall require the vote of the lesser of: (1) sixty-seven percent (67%) or more of the outstanding voting securities of the Separate Account present at a meeting of


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Contractowners if more than fifty percent (50%) of the outstanding voting securities of the Separate Account are present or represented by proxy; or (2) more than fifty percent (50%) of the outstanding voting securities of the Separate Account.

            (c) Any matter required to be approved, by the provisions of the Act or otherwise, by "a majority of the outstanding voting securities" shall not be deemed to have been effectively acted upon unless approved by "a majority of the outstanding voting securities" of: (1) each Subaccount affected by such matter, where the holders of Units in that Subaccount are entitled or required to vote as an individual class; (2) any two or more (but not all) Subaccounts affected by such matter, where the holders of Units in these Subaccounts are entitled or required to vote as a combined class; or (3) the Separate Account, where no Subaccount is deemed to be affected by such matter. For purposes of this Article III, a Subaccount will be deemed to be "affected by such matter" unless (1) the interests of each Subaccount are identical or (2) the matter does not affect any interest of such Subaccount. Notwithstanding the foregoing, the submission to the Contractowners of (1) the selection of an independent public accountant, (2) a contract with a principal underwriter, and (3) nominees for election as


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members of the Management Committee shall be exempt from the individual-class or combined-class Subaccount voting requirement.

            Section 3.10 -- Dollar-Weighted Voting. At all meetings of Contractowners, every Contractowner entitled to vote on a matter submitted for approval shall have one vote for each dollar of his or her beneficial interest in the net asset value of the Separate Account, or, in the case of individual-class or combined-class Subaccount voting, one vote for each dollar of his or her beneficial interest in the net asset value of each Subaccount affected by such matter. Fractional votes shall be counted.

            Section 3.11 -- Order of Business and Presiding Officer. The order of business at meetings of Contractowners shall be determined by the presiding officer to accomplish the purpose or purposes of the meeting. At all meetings of
Contractowners: (1) the Chairman of the Management Committee, or such other person as may be designated by the Management Committee, shall be the presiding officer; and (2) the Secretary of the Separate Account, if any, or such other person as may be designated by the Management Committee or, in their absence, the


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appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

            Section 3.12 -- Action without a Meeting. Any action to be taken by Contractowners may be taken without a meeting or prior notice if (1) all Contractowners entitled to vote on the matter consent to the action in writing,
(2) all Contractowners entitled to notice of the meeting, but not entitled to vote at it, sign a written waiver of any right to dissent, and (3) such consents and waivers are filed with the records of the meetings of Contractowners. Such consent shall be treated for all purposes as a vote at the meeting.


                                   Article IV
                              MANAGEMENT COMMITTEE

            Section 4.01 -- General. The business and affairs of the Separate Account shall be managed by its Management Committee (the "Committee"), which may exercise all of the powers of the Separate Account, except those that are conferred upon or reserved to the Contractowners by the Act or the rules


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promulgated thereunder or by these Rules and Regulations. Hereinafter, the members of the Committee may be referred to as the "Managers."

            Section 4.02 -- Composition. The Committee shall consist of at least two (2) but not more than fifteen (15) members. At the inception of the Separate Account, the Committee shall consist of two (2) members, including a Chairman, as appointed by the appropriate officers of the Company. Thereafter, the number of memberships constituting the Committee ("Managerships") may be increased or decreased from time to time, within the maximum and minimum stated in this
Section 4.02, by a majority of the total number of members which the Committee would have if there were no vacancies thereon, and the tenure in office of a Manager shall not be affected by any decrease in the number of Managerships so made by the Committee. A majority of the members of the Committee shall be persons who are not officers, employees, or other interested persons of the Separate Account or of the Company. Members of the Committee need not be Contractowners.


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            Section 4.03 -- Term of Office. Each member of the Committee shall hold office until the earliest of the following: (1) a successor is duly elected and qualified; (2) his or her death; or (3) his or her resignation or removal in the manner provided for in these Rules and Regulations.

            Section 4.04 -- Election of Managers by the Contractowners. The persons initially appointed to the Committee shall serve until an initial meeting at which the Company, as the sole person having a beneficial interest in the Separate Account at its inception, shall have the right to elect a Committee or until their successors are duly elected and qualified. Thereafter, except as otherwise provided by law or these Rules and Regulations, the Managers shall be elected at any meeting of Contractowners called for such purpose. At each meeting of Contractowners for the election of Managers, the Managers shall be elected by a plurality of the votes validly cast at such election.

            Section 4.05 -- Regular Meetings. Regular meetings of the Committee shall be held at such times and places as the Committee from time to time may determine. Notice of such


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regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be promptly sent (in the manner provided for notice of special meetings) to each Manager not present at the meeting at which such change was made.

            Section 4.06 -- Special Meetings. Special meetings of the Committee shall be held, whenever called by the Chairman of the Committee or a majority of the Managers then holding office, at the time and place specified in the respective notices or waivers of notice of such meetings.

            Section 4.07 -- Notice of Meetings. Except with respect to a Manager present at the time the meeting was called, notice of meetings, stating the place and the date and hour, shall be given to each Manager orally (in person or by telephone) or sent by facsimile, telegraph, or mail, or left at his or her residence or usual place of business, not less than one (1) day before the date of the meeting. If mailed, such notice shall be deemed to be given four (4) business days after being deposited in the United States mail, addressed to the Manager at his or her residence or regular place of business with postage thereon


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prepaid. Such notice may be given by the Secretary, if any, or by the person or persons calling the meeting. Unless required by applicable law or otherwise determined by resolution of the Committee in accordance with these Rules and Regulations, notices need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any Manager who is present in person at the meeting or to any Manager who, before or after the meeting, signs a waiver of notice which is filed with the records of the meeting. Waivers of notice need not state the purpose or purposes of such meeting.

            Section 4.08 -- Quorum. At all meetings of the Committee, a majority of the members of the Committee then holding office shall constitute a quorum for the transaction of business, and the action of a majority of the Managers present at any meeting at which a quorum is present shall be the action of the Committee, unless the concurrence of a greater proportion is required for such action by the Act, other applicable law, or these Rules and Regulations. A quorum shall be present at the time any vote or other action is taken. If a quorum shall not be present at any meeting of the Committee, the Managers present may, by a majority vote, adjourn the meeting from time to time,


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without notice other than announcement at the meeting, until a quorum shall be present.

            Section 4.09 -- Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Committee or of any subcommittee thereof may be taken without a meeting, if a written consent to such action is signed by each member of the Committee or of such subcommittee, as the case may be, and such written consent is filed with the minutes of proceedings of the Committee or subcommittee.

            Section 4.10 -- Meeting by Conference Telephone. Members of the Committee or any subcommittee thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except with respect to (1) any meeting to consider the entry into or renewal of any contract or agreement whereby any person agrees to serve as investment adviser or principal underwriter of the Separate Account, (2) any meeting to select an independent public accountant for the preparation or audit of any


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
of the Separate Account's financial statements, or (3) any meeting to consider another item of business for which the Act requires Managers to meet in person.

            Section 4.11 -- Chairman. (a) At the inception of the Separate Account, the appropriate officers of the Company shall appoint the Chairman from among the initial members of the Committee. Thereafter, whenever a vacancy in the office of Chairman shall occur for any reason, the Committee shall elect one of its members to act as Chairman and to hold such office until a successor is elected and qualified. The Committee may, by vote of a majority of the Managers then holding office, remove the Chairman from such office.

            (b) The Chairman, when present, shall preside at all meetings of the Committee or of the Contractowners. The Chairman may sign contracts or other instruments that the Committee has authorized to be executed, including, but not limited to, any application for an order of the SEC.

            Section 4.12 -- Removal of Managers. (a) Any member of the Committee may be removed for cause at any time by a vote of at least a majority of the number of members of the Committee


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prior to such removal, specifying the date upon which such removal shall become effective.

            (b) Any member of the Committee may be removed with or without cause by the vote of the Contractowners entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter at any meeting called for such purpose.

            (c) A meeting of Contractowners will be called for the purpose of voting on the removal of a member or members of the Committee when so requested in writing by Contractowners of record who hold not less than ten percent (10%) of the outstanding Units in the Separate Account.

            (d) Whenever ten (10) or more Contractowners of record who have been such for at least six (6) months preceding the date of application, and who in the aggregate hold Units constituting at least one percent (1%) or $25,000, if less, of the outstanding Units in the Separate Account, shall apply to the Committee in writing, stating that they wish to communicate with other Contractowners with a view to obtaining signatures to a request for a meeting to consider removal of a member of the Committee and accompanied by a form of communication and request that they wish to transmit, the Committee shall, within five (5) business days after receipt of such application, inform such applicants as to the approximate cost of mailing to the Contractowners of record the proposed communication and form of request. Upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, the Committee shall, with reasonable promptness, mail such material to all Contractowners of record at their addresses as recorded on the books of the Separate Account. Notwithstanding the foregoing, the Committee may decline to mail such material on the basis of and in accordance with the procedures set forth in the last two paragraphs of Section 16(c) of the Act.

            Section 4.13 -- Resignation of Managers. Any Manager may resign at any time by mailing or delivering his or her resignation in writing to the Chairman of the Committee or to a meeting of the Committee. Any such resignation shall take effect at the time specified in the writing or, if not specified, upon acceptance thereof by the Committee.

            Section 4.14 -- Vacancies and Newly Created Managerships. (a) Any vacancy occurring on the Committee by reason of removal, resignation, or any cause other than an increase in the number of Managerships may be filled by the vote of a majority of the remaining members of the Committee, notwithstanding that the number of such remaining members may not constitute a quorum. Any vacancy occurring by reason of an increase in the number of Managerships may be filled by the vote of a majority of the total number of Managerships constituting the Committee prior to such increase. An individual who, pursuant to action by the Committee, fills a vacancy on the Committee shall hold office until his or her successor is duly elected and qualified.

            (b) The Committee may not elect any Manager to fill any vacancy as provided herein unless, immediately after filling any such vacancy, at least two-thirds (2/3) of the Managers then holding office shall have been elected either by the Company as the initial holder of Units in the Separate Account or by the Contractowners at a meeting thereof. If, at any time after the initial meeting of holders of beneficial interests in the Separate Account, less than a majority of the Managers holding office at that time were so elected either by the Company or by the Contractowners, a meeting of Contractowners shall be called forthwith and shall be held, as promptly as possible and in any event within sixty (60) days unless the SEC shall by order extend such period, for the purpose of electing Managers to fill any existing vacancies in the Committee.

            Section 4.15 -- Powers and Duties of the Committee. The Committee shall have the following powers, responsibilities, and duties:

      (a) to select annually, by the vote of a majority of those Managers who are not "interested persons" of the Separate Account within the meaning of the Act, an independent public accountant for the Separate Account, whose selection shall be submitted to the Contractowners for ratification or rejection to the extent required by applicable law;

      (b) to enter into an agreement or agreements for investment advisory services with one or more investment advisers, which agreement(s) shall be approved by the vote of a majority of those Managers who are neither parties to such agreement(s) nor "interested persons" of any such party within the meaning of the Act and shall be submitted to the Contractowners for approval or rejection as required by applicable law;

      (c) to enter into an underwriting agreement or agreements with one or more principal underwriters for the Separate Account, which agreement(s) shall be approved by the vote of a majority of those Managers who are neither parties to such agreement(s) nor "interested persons" of any such party within the meaning of the Act;

      (d) to consider annually the terms of any agreement or agreements of the nature contemplated by paragraphs (b) or (c) of this Section 4.15 and to approve amendments thereto or a continuance or termination thereof, which amendments, continuance, or termination shall also be approved by the vote of a majority of those Managers who are neither parties to such agreement(s) nor "interested persons" of any such party within the meaning of the Act, subject to any action by the Contractowners required by applicable law;

      (e) to enter into an agreement or agreements for administrative services and/or custody of the assets of the Separate Account, if deemed appropriate;

      (f) to take such action as may be necessary or appropriate with respect to the registration and qualification of the Separate Account and of the variable annuity contracts under the Act, the Securities Act of 1933, and any applicable state securities and insurance laws;

      (g) to recommend or make any changes in the fundamental investment policies of the Separate Account or in the status or classification of the Separate Account under the Act as contemplated by Section
            1.04 of these Rules and Regulations, and to submit the same to the Contractowners for approval or rejection, to the extent required by applicable law;

      (h) to adopt and amend from time to time any investment policies or restrictions, of the Separate Account or any Subaccount, not deemed fundamental;

      (i) to add new Subaccounts to the Separate Account or eliminate existing Subaccounts, as the Committee deems appropriate;

      (j) to review regularly the investment of the assets of the Separate Account or any Subaccount and to ascertain that they are being managed in accordance with the investment policies and restrictions of the Separate Account or any Subaccount;

      (k) to determine the value of the net assets of the Separate Account and in particular to determine, in good faith, the fair value of all assets of the Separate Account for which market quotations are not readily available;

      (l) to enter into any other agreements, or authorize the entrance into the same, on behalf of the Separate Account, and to take any and all actions necessary or proper in connection with the operation and management of the Separate Account and the assets thereof; and

      (m) at TIAA's request, to transfer the assets of the Separate Account to, or merge the Separate Account with, another separate account that may or may not be affiliated with the Company, or to take any such similar action as shall be consistent with applicable legal requirements, in each case with the approval (if required by the Act) of the Contractowners.

            Section 4.16 -- Executive Committee and Other Subcommittees. (a) The Committee may appoint, by resolution adopted by a majority of the total number of members which the Committee would have if there were no vacancies on the Committee, which majority shall include a majority of the Managers who are not "interested persons" of the Separate Account or the Company within the meaning of the Act, two or more of its members to constitute an Executive Committee, which shall have and may exercise any and all powers of the Committee in the management of the business and affairs of the Separate Account between meetings of the Committee, except that such Executive Committee shall not have the power to amend any provision of these Rules and Regulations, the power to approve the selections or agreements provided in paragraphs (a), (b), (c), (d), (e), or (m) of Section 4.15 of this Article IV, or any other power prohibited by law.

            (b) The Committee may establish, from time to time and by vote of a majority of the Managers then holding office, other subcommittees of its members and may designate the number (not less than two) of Managers comprising any such subcommittee and the functions to be performed by each such subcommittee.

            (c) Each Executive Committee or other subcommittee member shall hold office until his or her successor shall be duly elected and qualified, or until he or she sooner dies, resigns, or becomes disqualified.

                                    Article V

                                    OFFICERS

            Section 5.01 -- Selection. The Separate Account may have a President and such other officers as the Committee, in its discretion, may determine, each of whom may or may not be a member of the Committee. At the inception of the Separate Account, the appropriate officers of the Company may appoint the President and such other officers of the Separate Account as they shall determine. Thereafter, any such officers of the Separate Account shall be appointed by the Committee, which may also fill any vacancy that may occur in such office. The Committee may also, in its discretion, appoint agents and employees, who shall have such authority and perform such duties as the Committee or the Executive Committee thereof, if any, may determine.

            Section 5.02 -- Term of Office. The term of office of all officers of the Separate Account shall be until their respective successors are duly appointed and qualified. Any such officer may be removed from office at any time by the vote of a majority of the Managers then holding office upon a finding that removal is in the best interest of the Separate Account.

            Section 5.03 -- Powers and Duties. (a) The officers of the Separate Account shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by the Committee or its Executive Committee, if any.

            (b) The Secretary of the Separate Account, if any, shall have the power to keep and certify the minutes of the meetings of Contractowners and the meetings of the Committee or committees thereof and shall have such other powers and perform such other duties as the Committee may prescribe. If at any time there is no Secretary of the Separate Account, the Committee may designate an individual to serve as secretary of any such meeting, for the purpose of keeping and certifying the minutes thereof.

                                   Article VI
                               INVESTMENT POLICIES

            The investment policies and restrictions applicable to the management of the Separate Account's assets shall be adopted by the Committee and set forth in the registration statement of the Separate Account under the Act and the 1933 Act and in accordance with applicable state and federal laws.


                                   Article VII

                                CUSTODY OF ASSETS

            All cash and securities owned by the Separate Account shall be held by a bank or trust company of good standing, having a capital surplus and undivided profits aggregating not less than $2,000,000, provided such a bank or trust company can be found ready and willing to act. Upon the resignation or inability to serve of any such bank or trust company the Separate Account shall
(1) use its best efforts to obtain a qualified successor, (2) require the cash and securities of the Separate Account held by such bank or trust company to be delivered directly to the successor, and (3) in the event that no qualified successor can be found, submit to the Contractowners (before permitting delivery of such cash and securities to anyone other than a qualified successor) the question whether the Separate Account shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold such cash and securities.

Upon such resignation or inability to serve, such bank or trust company may deliver any assets of the Separate Account held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring bank or trust company, pending action by the Separate Account as set forth in this Article VII. Nothing herein contained, however, shall prevent the termination of any agreement between the Separate Account and any such bank or trust company by the Separate Account at the discretion of the Committee, and any such agreement shall be terminated upon the affirmative vote of the holders of a majority of all the votes attributable to the Units in the Separate Account at the time outstanding and entitled to vote.


                                  Article VIII

                               VALUATION OF ASSETS

            Section 8.01 -- General. The Committee shall have the power and duty to determine the value of the net assets of the Separate Account. The Committee may establish a subcommittee, appoint one or more agents, or enter into other arrangements with third parties to assist it in the determination of the value of some or all of the securities in the Separate Account and to make the actual calculations pursuant to directions of the Committee. The data and information considered in implementing the valuation methods adopted by the Committee will be retained for inspection by the Separate Account's independent auditors.

            Section 8.02 -- Suspension of Determination of Value. The Committee may declare a suspension of the determination of the value of the net assets of the Separate Account to the extent permitted by the Act.

            Section 8.03 -- Computation of Net Assets. The value of the net assets of the Separate Account as of any particular time shall be the value of the assets of the Separate Account less its liabilities.

            Section 8.04 -- The Separate Account's Assets. The Separate Account's assets shall be deemed to include: (a) all cash on hand or on deposit, including any interest accrued thereon, (b) all bills and demand notes and accounts receivable, (c) all securities owned by or on behalf of the Separate Account,

(d) all stock and cash dividends and cash distributions payable but not yet received on behalf of the Separate Account (when the valuation of the underlying security is being determined ex-dividend), (e) all interest accrued on any interest-bearing securities owned on behalf of the Separate Account (except accrued interest included in the valuation of the underlying security), and (f) all other property of every kind and nature, including prepaid expenses.

            Section 8.05 -- Valuation of Assets. The value of the Separate Accounts' assets will be determined in accordance with the Act and rules and regulations, releases and orders of the SEC from time to time in effect thereunder. A valuation committee, if established, or any agents appointed by the Committee, will have the duty and responsibility to continuously review the appropriateness of any valuation method established by the Committee and to inform the Committee whenever they determine that any method is no longer appropriate.

            Section 8.06 -- The Separate Account's Liabilities. The Separate Account's liabilities will be deemed to include (a) all bills and accounts payable, (b) all administrative or other expenses accrued which are chargeable to the Separate Account, (c) all contractual obligations for the payment of money or property, (d) all reserves authorized or approved by the Committee for taxes or contingencies, and (e) all other liabilities of whatsoever kind and nature.

            Section 8.07 -- Determination Binding. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Committee, as to the amount of the assets, debts, obligations, or liabilities of the Separate Account, as to the amount of any reserves, liabilities, or expenses set up and the propriety thereof, as to the time of or purpose for creating such reserves, liabilities, or expenses, as to the use, alteration, or cancellation of any reserves, liabilities, or expenses (whether or not any debt, obligation, or liability for which such reserves, liabilities, or expenses shall have been created, shall have been paid or discharged, or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Separate Account, as to the market value of any security or fair value of any other asset of the Separate Account, as to the estimated expense to the Separate Account in connection with purchases of assets, as to the ability to liquidate securities in an orderly fashion, as to the number of Units in the Separate Account outstanding, or as to any other matters relating to the sale, purchase, and/or other acquisition or disposition of securities or Units in the Separate Account, shall be final, conclusive, and binding. The foregoing sentence shall not be construed to protect any member of the Committee or officer or agent of the Separate Account against any liability to the Separate Account or the Contractowners to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or agency; nor shall the foregoing sentence be construed as a waiver of compliance with any provision of the Act or with any rule, regulation, or order promulgated thereunder.


                                   Article IX

                                  REMUNERATION

            Managers may receive such compensation for their services as may be fixed from time to time by appropriate officers of the Company, and in addition may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including but not limited to attendance at regular or special meetings of the Committee or of any committees thereof. No such remuneration may be paid to any person who is also an officer, trustee, or employee of the Company.


                                    Article X

                                 INDEMNIFICATION

            Section 10.01 -- Persons Indemnified. In the manner and to the full extent permitted by law, the Account shall indemnify each of the members of its Committee and officers against all liabilities and expenses, including but not limited to counsel fees, amounts paid in satisfaction of judgments, as fines or penalties, or in compromise or settlement, reasonably incurred in connection with the defense or disposition of any threatened, pending, or completed claim, action, suit, or other proceeding, whether civil, criminal, administrative or investigative, whether before any court or administrative or legislative body, to which such person may be or may have been subject, while holding office or thereafter, by reason of being or having been such a Committee member or such an officer, including the advancement of expenses prior to the final disposition of the claim, action, suit or proceeding.

            Section 10.02 -- Disabling Conduct. "Disabling conduct" means willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

            Section 10.03 -- Determination. (a) Whether any such liability or expense arose out of disabling conduct shall be determined: (1) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct; or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct, (A) by the vote of a majority of a quorum of Managers who are neither "interested persons" of the Separate Account within the meaning of the Act nor parties to the action, suit, or proceeding in question or another action, suit, or proceeding on the same or similar grounds ("disinterested, non-party Managers"), (B) by independent legal counsel in a written opinion if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Managers of the Separate Account so directs, (C) by majority vote of the Contractowners, or (D) by any other reasonable and fair means not inconsistent with any of the above.

            (b) The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct, or that such person did not act in good faith and in the reasonable belief that such action was in the best interests of the Separate Account, or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct was unlawful.

            Section 10.04 -- Expenses Prior to Determination. (a) Any liabilities or expenses of the type described in Section 10.01 of this Article X may be paid by the Separate Account in advance of the final disposition of the claim, action, suit, or proceeding, as authorized by the Committee in the specific case, (1) upon receipt of an undertaking by or on behalf of the Manager or officer to repay the advance unless it shall be ultimately determined that such person is entitled to indemnification and (2) provided that (A) the indemnitee shall provide security for that undertaking, (B) the Separate Account shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of disinterested, non-party Managers of the Separate Account, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

            (b) A determination pursuant to item (2)(C) of paragraph (a) of this
Section 10.04 shall not prevent the recovery from any member of the Committee or officer of any amount advanced to such person as indemnification if such member of the Committee or officer is subsequently determined not to be entitled to indemnification; nor shall a determination pursuant to said subparagraph prevent the payment of indemnification if such member of the Committee or officer is subsequently found to be entitled to indemnification.

            Section 10.05 -- Provisions Not Exclusive. The indemnification provided by this Article X shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any law, agreement (including agreements of the nature contemplated by Section 4.15 of these Rules and Regulations), vote of Contractowners, or otherwise.

            Section 10.06 -- General. (a) No indemnification provided by this
Article X shall be inconsistent with the Act or the Securities Act of 1933.

            (b) Any indemnification provided by this Article X shall continue as to a person who has ceased to be a member of the Committee or an officer of the Separate Account and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                   Article XI

                                   FISCAL YEAR

            The fiscal year for the Separate Account, unless otherwise ordered by the Committee, shall be the calendar year.


                                   Article XII

                                     REPORTS

            The Company shall transmit or file, or cause to be transmitted or filed, such reports, including financial reports, as may be required to be transmitted to each Contractowner or to be filed with governmental agencies pursuant to the Act, the applicable securities and insurance laws of the various states, and the rules and regulations thereunder.


                                  Article XIII

                                   AMENDMENTS

            These Rules and Regulations may be altered, amended, or repealed, and new Rules and Regulations may be adopted, by a majority vote of the Committee, except that such alteration, amendment, or repeal, and such adoption of new Rules and Regulations, shall be effected in another manner to the extent required by the Act or any other applicable law.


                                *   *   *   *   *


            ADOPTED as of ______________, 1994, pursuant to authorization of the Board of Trustees of the Company.

                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                       By______________________________________

            RESOLVED, that the Rules and Regulations of TIAA Separate Account VA-1 presented to this meeting be, and hereby are, adopted as the Rules and Regulations of the Separate Account and that a copy of such Rules and Regulations be filed herewith for the purpose of identification.